EXHIBIT NO. 99.(a) 13

MFS SERIES TRUST X

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

DESIGNATION OF SHARES

Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby amend and restate Exhibit B of the Declaration as follows:

Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below.

1. The classes of Shares of MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Growth Allocation Fund, and MFS Moderate Allocation Fund are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class I Shares,” “Class R1 Shares,” “Class R2 Shares,” “Class R3 Shares,” “Class R4 Shares,” “Class 529A Shares,” “Class 529B Shares” and “Class 529C Shares.”

The classes of Shares of MFS Emerging Markets Debt Fund are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class I Shares,” and “Class W Shares.”

The classes of Shares of MFS Emerging Markets Equity Fund, MFS International Growth Fund, and MFS International Value Fund are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” and “Class I Shares, “Class W Shares,” “Class R1 Shares,” “Class R2 Shares,” “Class R3 Shares,” and “Class R4 Shares.”

The classes of Shares of MFS Floating Rate High Income Fund are designated “Class A Shares,” “Class C Shares,” and “Class I Shares.”

The classes of Shares of MFS International Diversification Fund are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” and “Class I Shares, “Class W Shares,” “Class R1 Shares,” “Class R2 Shares,” “Class R3 Shares,” “Class R4 Shares,” “Class 529A Shares,” “Class 529B Shares” and “Class 529C Shares.”

The classes of Shares of MFS New Endeavor Fund and MFS Strategic Value Fund are designated “Class A Shares,” “Class B Shares,” “Class C Shares,” “Class I Shares,” “Class R1 Shares,” “Class R2 Shares,” “Class R3 Shares,” and “Class R4 Shares.”

2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.

3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended.

4. Shares of each class shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter.

5. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.

6. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of November 14, 2008 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER	ROBERT J. MANNING
Robert E. Butler	Robert J. Manning
c/o MFS Investment Management 500 Boylston Street Boston, MA 02116	MFS Investment Management 500 Boylston Street Boston, MA 02116

LAWRENCE H. COHN	LAWRENCE T. PERERA
Lawrence H. Cohn	Lawrence T. Perera
c/o MFS Investment Management 500 Boylston Street Boston, MA 02116	c/o MFS Investment Management 500 Boylston Street Boston, MA 02116

DAVID H. GUNNING	ROBERT C. POZEN
David H. Gunning	Robert C. Pozen
c/o MFS Investment Management 500 Boylston Street Boston, MA 02116	MFS Investment Management 500 Boylston Street Boston, MA 02116

WILLIAM R. GUTOW	J. DALE SHERRATT
William R. Gutow	J. Dale Sherratt
c/o MFS Investment Management 500 Boylston Street Boston, MA 02116	c/o MFS Investment Management 500 Boylston Street Boston, MA 02116

MICHAEL HEGARTY	LAURIE J. THOMSEN
Michael Hegarty	Laurie J. Thomsen
c/o MFS Investment Management 500 Boylston Street Boston, MA 02116	c/o MFS Investment Management 500 Boylston Street Boston, MA 02116

J. ATWOOD IVES	ROBERT W. UEK
J. Atwood Ives	Robert W. Uek
c/o MFS Investment Management 500 Boylston Street Boston, MA 02116	c/o MFS Investment Management 500 Boylston Street Boston, MA 02116